LEASE AMENDMENT

2969 PRAIRIE S.W.

GRANDVILLE, MI 49418

THIS LEASE AMENDMENT (this “Amendment”) is entered into as of the 4th day of May, 2004, by and between EAGLE DEVELOPMENT COMPANY, a Michigan partnership, (“Landlord”) and X-RITE CORPORATION, a Michigan corporation (“Tenant”).

This amendment is to adjust the remaining balance of the “Office Lease” dated October 2, 2000, between EAGLE DEVELOPMENT COMPANY and X-RITE CORPORATION for the property located at 2969 Prairie SW, Grandville, MI, to the following payment schedule:

May, 2004 – Dec, 2004	$107,097
Jan, 2005 – Dec, 2005	$199,992
Jan, 2006 – Mar, 2006	$100,322

$406,603

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

Landlord:		Tenant:
Eagle Development Company, a Michigan partnership		X-Rite Corporation, a Michigan corporation

By:	s/ Stanley Cheff	By:	s/ Michael C. Ferrara
Its:	Partner	Its:	Chief Executive Officer
Date: May 4, 2004		Date: May 4, 2004